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                                                                    Exhibit 4(c)

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                                 TRUST AGREEMENT

                         CNH WHOLESALE MASTER NOTE TRUST

                                 TRUST AGREEMENT

                      dated as of [_________________], 2003


                                     between

                         CNH WHOLESALE RECEIVABLES INC.,
                                 as Transferor,

                                       and

                              THE BANK OF NEW YORK,
                                as Owner Trustee

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                                TABLE OF CONTENTS

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                                                                                                    PAGE
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ARTICLE I       DEFINITIONS............................................................................1

     Section 1.01    Definitions.......................................................................1

     Section 1.02    Generic Terms.....................................................................3

ARTICLE II      ORGANIZATION; DECLARATION OF TRUST BY THE OWNER TRUSTEE................................4

     Section 2.01    Formation of Trust; Name..........................................................4

     Section 2.02    Transfer of Property to Trust; Initial Capital Contribution of Trust Estate.......4

     Section 2.03    Purposes and Powers; Trust To Operate as a Single Purpose Entity..................4

     Section 2.04    Appointment of Owner Trustee......................................................5

     Section 2.05    Declaration of Trust..............................................................5

     Section 2.06    Title to Trust Estate.............................................................6

     Section 2.07    Nature of Interest in the Trust Estate............................................6

     Section 2.08    Creation of Trust; Principal Office of Owner Trustee..............................6

     Section 2.09    Tax Matters.......................................................................6

     Section 2.10    Fiscal Year.......................................................................6

     Section 2.11    Protection of Trust Estate........................................................6

     Section 2.12    Assignment to Indenture Trustee...................................................7

     Section 2.13    Merger or Consolidation of, or Assumption of the Obligations of, Transferor.......7

     Section 2.14    Limitation on Liability of Transferor and Others..................................8

ARTICLE III     REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR.......................................8

     Section 3.01    Representations and Warranties of the Transferor..................................8

ARTICLE IV      DISTRIBUTIONS OF FUNDS.................................................................9

     Section 4.01    Distribution of Funds.............................................................9

     Section 4.02    Payments from Trust Estate Only...................................................9

     Section 4.03    Method of Payment................................................................10

     [Section 4.04   Establishment of Account.........................................................10
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                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE V       AUTHORITY AND DUTIES OF THE OWNER TRUSTEE.............................................10

     Section 5.01    General Authority................................................................10

     Section 5.02    General Duties...................................................................10

     Section 5.03    Action Upon Instruction..........................................................11

     Section 5.04    No Duties Except as Specified in this Agreement or in Instructions...............11

     Section 5.05    No Action Except under Transaction Documents or Instructions.....................12

     Section 5.06    Restrictions.....................................................................12

     Section 5.07    Nonpetition Covenants............................................................12

     Section 5.08    Tax Returns......................................................................12

ARTICLE VI      CONCERNING THE TRUSTEE BANK...........................................................13

     Section 6.01    Acceptance of Trust and Duties...................................................13

     Section 6.02    Furnishing of Documents..........................................................14

     Section 6.03    Representations and Warranties as to the Trust Estate............................14

     Section 6.04    Signature of Returns.............................................................15

     Section 6.05    Reliance; Advice of Counsel......................................................15

     Section 6.06    Not Acting in Individual Capacity................................................15

     Section 6.07    Representations and Warranties...................................................15

ARTICLE VII     TERMINATION OF TRUST AGREEMENT........................................................16

     Section 7.01    Termination of Trust Agreement...................................................16

ARTICLE VIII    SUCCESSOR OWNER TRUSTEES, CO-TRUSTEES AND SEPARATE OWNER TRUSTEES.....................16

     Section 8.01    Resignation and Removal of the Owner Trustee; Appointment of Successors..........16

     Section 8.02    Transfer Procedures..............................................................17

     Section 8.03    Qualification of Owner Trustee...................................................17

     Section 8.04    Co-trustees and Separate Owner Trustees..........................................17

ARTICLE IX      AMENDMENTS............................................................................18

     Section 9.01    Supplements and Amendments.......................................................18
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                                TABLE OF CONTENTS
                                   (continued)

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                                                                                                    PAGE
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ARTICLE X       BENEFICIAL INTERESTS..................................................................19

     Section 10.01   Initial Ownership................................................................19

     Section 10.02   Transferor Interest..............................................................19

     Section 10.03   Form of Transferor Interest......................................................19

     Section 10.04   Restrictions on Transfer; Issuance of Supplemental Interests.....................19

ARTICLE XI      COMPENSATION OF TRUSTEE BANK AND INDEMNIFICATION......................................20

     Section 11.01   Trustee Bank Fees and Expenses...................................................20

     Section 11.02   Indemnification..................................................................20

ARTICLE XII     MISCELLANEOUS.........................................................................21

     Section 12.01   Conveyance by the Owner Trustee is Binding.......................................21

     Section 12.02   Instructions; Notices............................................................22

     Section 12.03   Severability.....................................................................22

     Section 12.04   Limitation of Liability..........................................................22

     Section 12.05   Separate Counterparts............................................................23

     Section 12.06   Successors and Assigns...........................................................23

     Section 12.07   Headings.........................................................................23

     Section 12.08   Governing Law....................................................................23

     Section 12.09   No Recourse......................................................................23
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     TRUST AGREEMENT dated as of [________], 2003, between CNH WHOLESALE
RECEIVABLES INC. ("CWRI"), a Delaware corporation, as Transferor, and The Bank of New York, a New York banking corporation, as owner trustee (the "Owner
Trustee").

     In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 DEFINITIONS. Capitalized terms used herein and not defined herein have the meaning assigned to them in the Indenture or the Transfer and Servicing Agreement. For purposes of this Agreement, the following terms have the following meanings:

     "Administrator" means Case Credit Corporation, as administrator of the Trust pursuant to the terms of the Administration Agreement.

     "Agreement" means this Trust Agreement, as the same may be amended, modified or supplemented from time to time.

     "Beneficiary" means the holder of the Transferor Interest.

     "Certificate of Trust" shall mean the Certificate of Trust in the form attached hereto as Exhibit B which has been filed for the Trust pursuant to
Section 3810(a) of the Delaware Statutory Trust Act.

     "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

     "Delaware Statutory Trust Act" means the Delaware Statutory Trust Act, 12 Del. C. ss. ss. 3801, et seq., as amended from time to time, and any successor statute thereto.

     "Deliveries" is defined in Section 12.02.

     "Disqualification Event" with respect to the Owner Trustee means (a) the bankruptcy, insolvency or dissolution of the Owner Trustee, (b) the occurrence of the date of resignation of the Owner Trustee, as set forth in a notice of resignation given pursuant to Section 8.01, (c) the delivery to the Owner Trustee of the instrument or instruments of removal referred to in Section 8.01 (or, if such instruments specify a later effective date of removal, the occurrence of such later date), or (d) failure of the Owner Trustee to qualify under the requirements of Section 8.03.

     "ERISA" means the Employee Retirement Income Securities Act of 1974, as the same may be amended from time to time.

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     "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Indemnified Person" is defined in Section 11.02.

     "Indenture" means the Indenture, dated as of [____________], between the Trust and the Indenture Trustee, which by its terms is identified as being the Indenture referred to herein, as amended, restated, supplemented or otherwise modified from time to time.

     "Indenture Trustee" means JPMorgan Chase Bank as trustee under the Indenture, and each successor trustee under the Indenture.

     "Note" is defined in the Indenture.

     "Noteholder" is defined in the Indenture.

     "Owner Trustee" means The Bank of New York, a New York banking corporation, not in its individual capacity but solely in its capacity as owner trustee hereunder, and each successor trustee under Article VIII, in its capacity as owner trustee hereunder, and each co-trustee under and to the extent provided in
Section 8.04, in its capacity as owner trustee hereunder.

     "Person" means any legal person, including any individual, corporation, partnership (general or limited), limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

     "Periodic Filing" means any filing or submission that the Trust is required to make with any federal, state or local authority or regulatory agency.

     "Rating Agency" is defined in the Indenture.

     "Requirements of Law" shall mean, for any Person, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

     "Secretary of State" means the Office of the Secretary of State of the State of Delaware.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Supplemental Interest" is defined in Section 10.04.

                                        2
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     "Transfer and Servicing Agreement" means the Transfer and Servicing
Agreement, dated as of [_________], among CWRI, as Transferor, Case Credit, as Servicer, and the Trust, as amended, restated, supplemented or otherwise modified from time to time.

     "Transferor" means CNH Wholesale Receivables Inc., a Delaware corporation, and its successors and assigns.

     "Transferor Interest" is defined in the Indenture.

     ["Transferor Trust Account" means the account established by the Owner Trustee on behalf of the Trust in accordance with Section 4.04.]

     "Trust" means the trust created by this Agreement and the filing of the Certificate of Trust with the Secretary of State.

     "Trust Estate" means all right, title and interest of the Trust in and to the property and rights assigned to the Issuer pursuant to Section 2.01 and
Section 2.02 of the Transfer and Servicing Agreement, all monies, investment property, instruments and other property on deposit from time to time in the Collection Account, the Series Accounts and the Excess Funding Account and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Transaction Documents.

     "Trust Termination Date" is defined in Section 7.01(a).

     "Trustee Bank" means The Bank of New York in its individual capacity, each bank appointed as successor Owner Trustee under Article VIII in its individual capacity and each bank appointed as co-trustee under and to the extent provided in Section 8.04 in its individual capacity.

     "UCC" means the Uniform Commercial Code as in effect in the State of Delaware.

     Section 1.02 GENERIC TERMS. (a) The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms shall refer to this Agreement.

             (b) Unless otherwise indicated in context, the terms "Section," "Exhibit" or "Schedule" shall refer to a Section of, or an Exhibit or Schedule to, this Agreement.

             (c) Words of the masculine, feminine or neuter gender mean and include the correlative words of other genders, and words importing the singular number mean and include the plural number and vice versa.

             (d) The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without limitation."

             (e) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or in connection herewith unless otherwise defined therein.

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             (f)    Any agreement, instrument or statute defined or referred to herein or in any certificate or other document made or delivered pursuant hereto or in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

             ORGANIZATION; DECLARATION OF TRUST BY THE OWNER TRUSTEE

     Section 2.01 FORMATION OF TRUST; NAME. The Trust is hereby created, to be named "CNH Wholesale Master Note Trust", under which name the Trust or the Owner Trustee, on its behalf, may conduct any activities and business of the Trust contemplated hereby, execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

     Section 2.02 TRANSFER OF PROPERTY TO TRUST; INITIAL CAPITAL CONTRIBUTION OF TRUST ESTATE. The Beneficiary hereby sells, assigns, grants and transfers, over to the Owner Trustee, as of the date hereof, $1.00. The Owner Trustee hereby acknowledges receipt in trust from the Beneficiary, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate.

     Section 2.03 PURPOSES AND POWERS; TRUST TO OPERATE AS A SINGLE PURPOSE ENTITY. (a) The purpose of the Trust is to engage in the activities set forth in this Section 2.03. The Trust shall have power and authority and is hereby authorized and empowered, without the need for further action on the part of the Trust, and Owner Trustee shall have power and authority, and is hereby authorized and empowered, in the name and on behalf of the Trust, to do or cause to be done all acts and things necessary, appropriate or convenient to cause the Trust, to engage in the activities set forth in this Section 2.03 as follows:

                    (i) to execute, deliver and issue the Notes pursuant to the Indenture, to issue the Transferor Interest and to issue the Supplemental Interests, if any, pursuant to this Agreement;

                    (ii) to acquire the Trust Estate and to pay Transferor the amounts owed pursuant to Section 2.01 of the Transfer and Servicing Agreement;

                    (iii) to assign, grant, pledge and mortgage the Collateral pursuant to the Indenture and to hold, manage and distribute to the holder of the Transferor Interest pursuant to the terms of this Agreement and the Transaction Documents any portion of the Collateral released from the lien of, and remitted to the Trust pursuant to, the Indenture;

                    (iv) to enter into, execute, deliver and perform the Transaction Documents to which it is to be a party;

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                    (v)    to engage in those activities, including entering
     into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith;

                    (vi) subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of payments to the Noteholders and distributions to the holder of the Transferor Interest; and

                    (vii) from time to time perform such obligations and exercise and enforce such rights and pursue such remedies as may be appropriate by virtue of the Trust being party to any of the agreements contemplated in clauses (i) through (vi) above.

     The Trust shall not have power, authority or authorization to, and shall not, engage in any activity other than in connection with the foregoing or other than as required or authorized by the Transaction Documents. The Trust shall have no power to hold any derivative financial instrument unless such derivative financial instrument complies with the requirements of paragraph 40 of Statement of Financial Accounting Standards No. 140 issued by the Financial Accounting Standards Board for "qualified special purpose entities", including any interpretations thereof or any successor standard issued by the Financial Accounting Standards Board.

     In connection with any of the foregoing, the Trust may (x) execute and deliver, and/or accept, such instruments, agreements, certificates, Uniform Commercial Code financing statements and other documents, and create such security interests, as may be necessary or desirable in connection therewith, and (y) subject to the terms of this Agreement, take such other action as may be necessary, helpful or incidental to the foregoing.

             (b) The Owner Trustee and the Transferor (or the Administrator on its behalf) shall at all times maintain the books, records and accounts of the Trust separate and apart from those of any other Person, and shall cause the Trust to hold itself out as being a Person separate and apart from any other Person.

             (c) The Trust shall not engage in any business or own any assets unrelated to the purposes of the Trust.

     Section 2.04 APPOINTMENT OF OWNER TRUSTEE. The Transferor hereby appoints The Bank of New York as Owner Trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Delaware Statutory Trust Act.

     Section 2.05 DECLARATION OF TRUST. Owner Trustee hereby declares that it shall hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of Transferor, subject to the obligations of the Trust under the Transaction Documents to which it is a party. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Delaware Statutory Trust Act and that this Agreement constitute the governing instrument of such trust. It is the intention of the parties hereto that, for income tax purposes, the Trust shall be

                                        5
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treated as a security device and not as an entity separate from Transferor and its assets shall be treated as owned in whole by Transferor. The parties hereto agree that they shall take no action contrary to the foregoing intention. Effective as of the date hereof, Owner Trustee shall have all rights, powers and authority set forth herein and, to the extent not inconsistent herewith, in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Trust.

     Section 2.06 TITLE TO TRUST ESTATE. Title to all of the Trust Estate shall be vested in the Trust as a separate legal entity until this Agreement terminates pursuant to Article VII; provided, however, that if the laws of any jurisdiction require that title to any part of the Trust Estate be vested in the trustees of a trust, then title to that part of the Trust Estate shall be deemed to be vested in the Owner Trustee or any co-trustee or separate trustee, as the case may be, appointed pursuant to Article VIII.

     Section 2.07 NATURE OF INTEREST IN THE TRUST ESTATE. The Transferor shall not have any legal title to or right to possession of any part of the Trust Estate.

     Section 2.08 CREATION OF TRUST; PRINCIPAL OFFICE OF OWNER TRUSTEE. The Owner Trustee shall file a certificate of trust relating to the Trust with the Secretary of State and maintain the Owner Trustee's principal office in the State of Delaware. However, nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments shall be received by the Trust only in Delaware or New York, and payments shall be made by the Trust only from Delaware or New York. The Trust shall be located and administered in the State of Delaware.

     Section 2.09 TAX MATTERS. The parties hereto intend that, for income and franchise tax purposes, the Trust shall be treated as a security device and disregarded as an entity and its assets shall be treated as owned in whole by the Transferor, and the parties hereto shall file all their tax returns in a manner consistent with that intent unless otherwise required by a taxing authority. Except as otherwise expressly provided herein, any tax elections required or permitted to be made by the Trust under the Code or otherwise shall be made by the Transferor. The Trust shall not elect to be treated as a corporation for any tax purpose.

     Section 2.10 FISCAL YEAR. The fiscal year of the Trust shall end on the last day of December of each year.

     Section 2.11   PROTECTION OF TRUST ESTATE.

             (a) The Transferor shall take all actions necessary, and the Issuer shall cooperate with the Transferor, if applicable, to perfect, and maintain perfection of, the interests of the Issuer in the Trust Estate. The Transferor shall execute and file and cause to be executed and filed such financing statements and continuation statements, all in such manner and in such places as may be required by law fully to perfect, maintain, and protect the interest of the Issuer in the Trust Estate and in the proceeds thereof and the interest of the Indenture Trustee in the Trust Estate and the proceeds thereof. The Transferor shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

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             (b)    Within 30 days after the Transferor makes any change to its name, identity or corporate structure or the jurisdiction of its organization in any manner that would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-506 of the UCC, the Transferor shall give the Owner Trustee and the Indenture Trustee notice of any such change and shall file such financing statement or amendments as may be necessary to continue the perfection of Issuer's and Indenture Trustee's security interest in the Receivables, the Collateral Security and the proceeds thereof.

             (c) The Transferor shall have an obligation to give the Owner Trustee and the Indenture Trustee prompt written notice of any change in the jurisdiction of its organization or any relocation of its chief executive office or other change in location if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Issuer's security interest in the Receivables and the proceeds thereof. The Transferor and the Servicer will at all times maintain each office from which it services Receivables and its principal executive office within the United States of America and shall at all times be organized under the laws of the States of the United Sates of America.

             (d) The Owner Trustee shall permit the Indenture Trustee and its agents at any time following reasonable notice and during normal business hours to inspect, audit and make copies of and abstracts from the Owner Trustee's records regarding the Trust Estate.

     Section 2.12 ASSIGNMENT TO INDENTURE TRUSTEE. The Transferor hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders and any Enhancement Provider of all right, title and interest of the Issuer in, to and under all property constituting the Trust Estate and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

     Section 2.13 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, TRANSFEROR. Any Person (a) into which the Transferor may be merged or consolidated, (b) which may result from any merger or consolidation to which the Transferor shall be a party or (c) which may succeed to the properties and assets of the Transferor substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Transferor under this Agreement, shall be the successor to the Transferor hereunder without the execution or filing of any other document or any further act by any of the parties to this Agreement; provided, however, that (i) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate (as defined in the Indenture) and an Opinion of Counsel (as defined in the Indenture) each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 2.13 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (ii) written confirmation from the Rating Agency (as defined in the Indenture) that such transaction shall not result in any Rating Agency reducing or withdrawing its then existing rating of the Notes and (iii) the Transferor shall have delivered to the Owner Trustee and

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the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all actions necessary to perfect the interests of the Owner Trustee and the Indenture Trustee have been taken, including that all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and Indenture Trustee, respectively, in the Trust Estate and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Following the effectiveness of the succession provided for in this Section 2.13, the predecessor Transferor shall be released from any obligations and liabilities provided for under the Transaction Documents other than any obligations or liabilities incurred by such predecessor Transferor prior to the effectiveness of such succession.

     Section 2.14 LIMITATION ON LIABILITY OF TRANSFEROR AND OTHERS. The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Transferor, in its capacity as such, shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability. The holders of the Transferor Interest, including the holders of Supplemental Interests, if any, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR

     Section 3.01 REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR. The Transferor hereby represents and warrants to the Owner Trustee as of the date of this Agreement that:

             (a) The Transferor is corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has corporate power, authority and legal right conduct its business and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

             (b) The Transferor is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Transferor, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Noteholders hereunder or under the Indenture; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Owner Trustee or the Indenture Trustee has or may be required at any time to obtain, if any, in connection with the transactions contemplated hereby or by any other Transaction Document to which the Owner Trustee or the Indenture Trustee, as the case may be, is a party.

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             (c)    The execution and delivery of this Agreement and the
consummation of the transactions provided for in this Agreement and in the other Transaction Documents to which the Transferor is a party have been duly authorized by the Transferor by all necessary corporate action on its part and each of this Agreement and the other Transaction Documents to which the Transferor is a party shall remain, from the time of its execution, an official record of the Transferor; the Transferor has the power and authority to assign the property to be assigned to and deposited with the Trust.

             (d) The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Transferor is a party or by which it or any of its properties are bound (other than violations of such indentures, contracts, agreements, mortgages, deeds of trust or other instruments which, individually or in the aggregate, would not have a material adverse effect on the Transferor's ability to perform its obligation under this Agreement).

             (e) The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with or violate any material Requirements of Law applicable to the Transferor.

             (f) There are no proceedings or investigations pending or threatened against the Transferor before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Transferor (i) asserting the invalidity of this Agreement or any of the Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement or the Transaction Documents, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Transaction Documents.

                                   ARTICLE IV

                             DISTRIBUTIONS OF FUNDS

     Section 4.01 DISTRIBUTION OF FUNDS. All funds received by the Trust to the extent not encumbered by the Indenture and otherwise available for distribution (or if encumbered by the Indenture, which have been released by the relevant parties benefiting from such encumbrance) shall be distributed to the holders of the Transferor Interest.

     Section 4.02 PAYMENTS FROM TRUST ESTATE ONLY. All payments to be made by the Owner Trustee on behalf of the Trust under this Agreement shall be made only from the income and the capital proceeds derived from the Trust Estate and only to the extent that the Owner Trustee on behalf of the Trust shall have received income or capital proceeds from the Trust Estate. The

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Transferor agrees that it shall look solely to the income and capital proceeds derived from the Trust Estate (to the extent available for payment as herein provided) and that, except as specifically provided herein, the Owner Trustee shall not be subject to any liability in its individual capacity under this Agreement to the Transferor or to any other Person.

     Section 4.03 METHOD OF PAYMENT. All amounts payable to the Transferor pursuant to this Agreement shall be paid by the Owner Trustee on behalf of the Trust to the Transferor or a nominee therefor in such manner as the Transferor may from time to time designate in written instructions to the Owner Trustee. All funds received by the Owner Trustee on behalf of the Trust not later than 2:00 p.m. (New York City time) on a Business Day shall be applied by the Owner Trustee on that Business Day. Funds received after that time shall be applied on the next following Business Day.

     [Section 4.04 ESTABLISHMENT OF ACCOUNT. The Transferor hereby authorizes the Owner Trustee to establish and maintain an account on behalf of the Trust into which all funds received by the Owner Trustee on behalf of the Trust shall be deposited. Such account shall be designated the "Transferor Trust Account".]

                                    ARTICLE V

                    AUTHORITY AND DUTIES OF THE OWNER TRUSTEE

     Section 5.01 GENERAL AUTHORITY. Each of the Trust and Owner Trustee in the name and on behalf of the Trust shall have power and authority, and is hereby authorized and empowered, to execute and deliver the Transaction Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Trust is to be a party, or any amendment thereto or other agreement, in each case, in such form as Transferor shall approve as evidenced conclusively by Owner Trustee's execution thereof and Transferor's execution of the related documents. In addition to the foregoing, Owner Trustee in the name and on behalf of the Trust shall also have power and authority and is hereby authorized and empowered, but shall not be obligated, to take all actions required of the Trust pursuant to the Transaction Documents. Owner Trustee in the name and on behalf of the Trust shall also have power and authority and is hereby authorized and empowered from time to time to take such action as Transferor or Administrator directs in writing with respect to the Transaction Documents.

     Section 5.02 GENERAL DUTIES. It shall be the duty of Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Transaction Documents to which the Trust is a party and to administer the Trust in the interest of Transferor, subject to the Transaction Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Transaction Documents to the extent Administrator has agreed in the Administration Agreement or another Transaction Document to perform any act or to discharge any duty of Owner Trustee or the Trust under any Transaction Document, and Owner Trustee shall not be personally liable for the default or failure of Administrator to carry out its obligations under the Administration Agreement.

     Section 5.03   ACTION UPON INSTRUCTION.

             (a) Owner Trustee shall not be required to take any action hereunder or under any other Transaction Document if Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in personal liability on the part of Owner Trustee or is contrary to the terms of any Transaction Document or is otherwise contrary to law. In such circumstances, Owner Trustee shall issue an Officer's Certificate stating that it is refraining from acting under the conditions outlined in this
Section 5.03(a).

             (b) Whenever Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of any Transaction Document, Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to Transferor requesting instruction as to the course of action to be adopted, and to the extent Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction of Transferor received, Owner Trustee shall not be personally liable on account of such action or inaction to any Person. If Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not in violation of the Transaction Documents, as it shall deem to be in the best interest of Transferor, and shall have no personal liability to any Person for such action or inaction.

             (c) In the event that Owner Trustee is unsure as to the application of any provision of any Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by Owner Trustee or is silent or is incomplete as to the course of action that Owner Trustee is required to take with respect to a particular set of facts, Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to Transferor requesting instruction and, to the extent that Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, Owner Trustee shall not be personally liable, on account of such action or inaction, to any Person. If Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not in violation of the Transaction Documents, as it shall deem to be in the best interests of Transferor, and shall have no personal liability to any Person for such action or inaction.

             (d) The Administrator and the Transferor may, by written instruction, direct the Owner Trustee in the administration of the Trust to the extent permitted by this Agreement and the Administration Agreement.

     Section 5.04 NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT OR IN INSTRUCTIONS. Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust or the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, this Agreement or any document contemplated hereby to which the Trust is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by Owner Trustee pursuant to Section 5.03; and no implied duties or obligations shall be read into any Transaction Document against Owner Trustee. Owner Trustee shall have no responsibility for any filing or recording, including filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it or the Trust hereunder or to prepare or file any Commission filing for the Trust, or to prepare any tax forms, returns or reports or to record any Transaction Document. Owner Trustee in its individual capacity nevertheless agrees that it shall, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against, Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by the Transaction Documents.

     Section 5.05 NO ACTION EXCEPT UNDER TRANSACTION DOCUMENTS OR INSTRUCTIONS. Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon Owner Trustee pursuant to this Agreement, (ii) in accordance with the Transaction Documents and (iii) in accordance with any document or instruction delivered to Owner Trustee pursuant to Section 5.03.

     Section 5.06 RESTRICTIONS. Owner Trustee shall not take any action (a) that, to the actual knowledge of a Responsible Officer of Owner Trustee, would violate the purposes of the Trust set forth in Section 2.03 or (b) that, to the actual knowledge of a Responsible Officer of Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal income tax purposes. Transferor shall not direct Owner Trustee to take action that would violate the provisions of this Section 5.06

     Section 5.07 NONPETITION COVENANTS. Notwithstanding any prior termination of the Trust or this Agreement, each of the Owner Trustee and the Transferor covenants and agrees that it shall not at any time with respect to the Trust acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust; provided, however, that this Section 5.07 shall not preclude any remedy described in Article VII of the Indenture.

     Section 5.08 TAX RETURNS. In the event the Trust shall be required to file tax returns, Administrator shall prepare or shall cause to be prepared such tax returns and shall provide such tax returns to Owner Trustee for signature at least five (5) days before such tax returns are due to be filed. Administrator, in accordance with the terms of each Indenture Supplement, shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders and shall deliver such information to Owner Trustee at least five
(5) days prior to
the date it is required by law to be distributed to Noteholders. Owner Trustee, upon request, shall furnish Administrator with all such information known to Owner Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns. In no event shall Owner Trustee or Indenture Trustee be liable for any liabilities, costs or expenses of the Trust or any Noteholder arising under any tax law, including federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto arising from a failure to comply therewith).

                                   ARTICLE VI

                           CONCERNING THE TRUSTEE BANK

     Section 6.01 ACCEPTANCE OF TRUST AND DUTIES. The Trustee Bank accepts the trust hereby created and agrees to perform the same but only upon the terms of this Agreement. The Trustee Bank also agrees to disburse all moneys actually received by it constituting part of the Trust Estate in accordance with the terms of this Agreement. The Trustee Bank shall not be answerable or accountable under any circumstances in its individual capacity, except (i) for its own willful misconduct, bad faith or negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.07, (iii) for the failure by the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of subsection 5.04(a), or (iv) for taxes, fees or other charges on, based on or measured by, any fees, commissions or other compensation earned by the Trustee Bank for acting as trustee hereunder. In particular, but not by way of limitation:

             (a) The Trustee Bank shall not be personally liable for any error of judgment made in good faith by an authorized officer of the Owner Trustee so long as the same shall not constitute negligence, bad faith or willful misconduct;

             (b) The Trustee Bank shall not be personally liable with respect to any action taken or omitted to be taken by the Owner Trustee in good faith in accordance with the instructions of the Administrator or Transferor;

             (c) No provision of this Agreement or any Transaction Document shall require the Trustee Bank to expend or risk its personal funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Trustee Bank shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it, including such advances as the Trustee Bank may reasonably request;

             (d) Under no circumstance shall the Trustee Bank be personally liable for the accuracy or performance of any representation, warranty, covenant, agreement or other obligation, including any indebtedness, of the Trust;

             (e) The Trustee Bank shall not be personally responsible or liable for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Transferor or with respect to any agreement entered into by the Trust;

             (f) The Trustee Bank shall not be personally liable for the default or misconduct of, and shall have no duty to monitor the performance of, Transferor, Servicer, Administrator or Indenture Trustee or any other Person under any of the Transaction Documents or otherwise, and Trustee Bank shall have no obligation or personal liability to perform the obligations of the Trust under the Transaction Documents, including those that are required to be performed by Administrator under the Administration Agreement, Indenture Trustee under the Indenture or Servicer under the Transfer and Servicing Agreement;

             (g) In no event shall the Trustee Bank be personally liable for special, consequential or punitive damages unless such damages result from its willful misconduct or gross negligence, for the acts or omissions of its nominees, correspondents, clearing agencies or securities depositories, for the acts or omissions of brokers or dealers, and for any losses due to forces beyond the control of the Trustee Bank, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. The Trustee Bank shall have no responsibility for the accuracy of any information provided to the Transferor or any other Person that has been obtained from, or provided to the Trustee Bank by, any other Person; and

             (h) Trustee Bank shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to any Transaction Document, at the request, order or direction of Transferor, unless the Transferor has offered to Trustee Bank (as such and in its individual capacity) security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by Trustee Bank therein or thereby. The right of Trustee Bank to perform any discretionary act enumerated in any Transaction Document shall not be construed as a duty, and Trustee Bank shall not be answerable or personally liable to any Person for any such act other than liability to the Trust and the beneficial owners of the Trust for its own gross negligence, bad faith or willful misconduct in the performance of any such act or the omission to perform any such action.

     Section 6.02 FURNISHING OF DOCUMENTS. The Owner Trustee shall furnish to the Transferor and the Indenture Trustee, within a reasonable time under the circumstances after receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents.

     Section 6.03 REPRESENTATIONS AND WARRANTIES AS TO THE TRUST ESTATE. The Owner Trustee makes no representation or warranty as to, and shall not be liable for, the title, value, condition, design, operation, merchantability or fitness for use of the Trust Estate (or any part thereof) or any other representation or warranty, express or implied, whatsoever with respect to the Trust Estate (or any part thereof) except that the Owner Trustee, in its individual capacity, hereby represents and warrants to the Transferor that it shall comply with the last sentence of subsection 5.03(a).

     Section 6.04 SIGNATURE OF RETURNS. At the written direction of the Transferor, the Owner Trustee shall sign on behalf of the Trust any Periodic Filings of the Trust or other documents relating to the Trust prepared by, or on behalf of, the Transferor.

     Section 6.05 RELIANCE; ADVICE OF COUNSEL. The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any entity as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes rely on an officer's certificate of the relevant party, as to such fact or matter, and such officer's certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the Trust, the Owner Trustee may, at the expense of the Trust (i) execute the trust or any of the powers hereof and perform its powers and duties hereunder directly or through agents or attorneys, and the Owner Trustee shall not be liable for the default or misconduct of any agent or attorney selected by the Owner Trustee with reasonable care; and (ii) consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it, and the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

     Section 6.06 NOT ACTING IN INDIVIDUAL CAPACITY. Except as provided in this Article VI, in accepting the trust hereby created the Trustee Bank acts solely as Owner Trustee hereunder and not in its individual capacity; and all Persons having any claim against the Trust or the Owner Trustee, whether by reason of the transactions contemplated by this Agreement or otherwise, shall look only to the Trust Estate (or a part thereof, as the case may be) for payment or satisfaction thereof, except as specifically provided in this Article VI.

     Section 6.07 REPRESENTATIONS AND WARRANTIES. The Trustee Bank, other than a Trustee Bank appointed as a co-trustee, hereby represents and warrants to the Transferor that:

             (a) The Trustee Bank is a Delaware banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. The Trustee Bank has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

             (b) The Trustee Bank has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement shall be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

             (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by the Trustee Bank with any of the terms or provisions hereof shall contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on the Trustee Bank, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which the Trustee Bank is a party or by which any of the Trustee Bank's properties may be bound.

             (d) The Trustee Bank complies with all of the requirements of Chapter 38, Title 12 of the Delaware Code relating to the qualification of a trustee of a Delaware statutory trust.

                                   ARTICLE VII

                         TERMINATION OF TRUST AGREEMENT

     Section 7.01   TERMINATION OF TRUST AGREEMENT.

             (a) The Trust shall dissolve upon the date specified by Transferor (the "Trust Termination Date", written notice of which shall be provided to Owner Trustee), provided that the Trust Termination Date shall not be earlier than the day on which the rights of all Series of Notes to receive payments from the Trust have terminated. After satisfaction of liabilities of the Trust as provided by applicable law, any money or other property held as part of the Trust Estate following such distribution shall be distributed to Transferor. The bankruptcy, liquidation, dissolution, termination, death or incapacity of Transferor shall not (x) operate to terminate this Agreement or annul, dissolve or terminate the Trust, or (y) entitle Transferor's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

             (b) Except as provided in subsection 7.01(a), neither the Transferor any holder of the Transferor Interest shall be entitled to revoke or terminate the Trust.

             (c) Upon the winding up of the Trust in accordance with the Delaware Statutory Trust Act, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Delaware Statutory Trust Act and therefore the Trust and this Agreement (other than Article XI) shall terminate.

                                  ARTICLE VIII

                      SUCCESSOR OWNER TRUSTEES, CO-TRUSTEES
                           AND SEPARATE OWNER TRUSTEES

     Section 8.01 RESIGNATION AND REMOVAL OF THE OWNER TRUSTEE; APPOINTMENT OF SUCCESSORS. Upon the occurrence of a Disqualification Event with respect to the Owner Trustee, the Transferor may appoint a successor Owner Trustee by an instrument signed by the Transferor. If a successor Owner Trustee has not been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Owner Trustee or the Transferor may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor Owner Trustee has been appointed as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided within one year from the date of the appointment by such court. The Owner Trustee may resign at any time without cause by giving at least 30 days' prior written notice to the Transferor. No such removal or resignation shall become effective until a successor Owner Trustee, however appointed, becomes vested as Owner Trustee hereunder pursuant to Section 8.02. The Transferor shall notify the Rating Agencies promptly after the resignation or removal of the Owner Trustee and promptly after the appointment of a successor Owner Trustee.

     Section 8.02 TRANSFER PROCEDURES. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment, and such other documents of transfer as may be necessary, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trust hereunder with like effect as if originally named an Owner Trustee herein and the predecessor Owner Trustee shall be fully discharged of its duties and obligations to serve as Owner Trustee hereunder. The predecessor Owner Trustee shall promptly deliver to the successor Owner Trustee all documents, statements and monies held by it under this Agreement. The successor Owner Trustee shall promptly file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.

     Section 8.03 QUALIFICATION OF OWNER TRUSTEE. Any Owner Trustee shall at all times (i) be a trust company or a banking corporation under the laws of its state of incorporation or a national banking association, having all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on a trust business in the State of Delaware, (ii) comply with Section 3807 (and any other applicable Section) of the Delaware Statutory Trust Act, (iii) have a combined capital and surplus of not less than $50,000,000 (or have its obligations and liabilities irrevocably and unconditionally guaranteed by an affiliated Person having a combined capital and surplus of at least $50,000,000) and (iv) have (or have a parent which has) a rating of at least Baa3 by Moody's, at least BBB- by Standard & Poor's or, if not rated, otherwise satisfactory to each Rating Agency.

     Section 8.04 CO-TRUSTEES AND SEPARATE OWNER TRUSTEES. Whenever the Owner Trustee or the Transferor shall deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Trust Estate shall be situated or to make any claim or bring any suit with respect to the Trust Estate, or whenever the Owner Trustee or the Transferor shall be advised by counsel satisfactory to them that such action is necessary or prudent, the Owner Trustee and the Transferor shall execute and deliver an agreement supplemental hereto and all other instruments and agreements, and shall take all other actions, necessary or proper to appoint one or more Persons either as co-trustee or co-trustees jointly with the Owner Trustee of all or any part of the Trust Estate, or as a separate trustee or separate trustees of all or any part of the Trust Estate, and to vest in such Persons, in such capacity, such title to the Trust Estate or any part thereof, and such rights or duties, as may be necessary or desirable, all for such period and under such terms and conditions as are satisfactory to the Owner Trustee and the Transferor. In case a Disqualification Event shall occur with respect to any such co-trustee or separate trustee, the title to the Trust Estate and all rights and duties of such co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Owner Trustee, without the appointment of a successor to such co-trustee or separate trustee.

                                   ARTICLE IX

                                   AMENDMENTS

     Section 9.01   SUPPLEMENTS AND AMENDMENTS.

             (a) This Agreement may be amended from time to time, by a written amendment duly executed and delivered by Transferor and Owner Trustee, without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that the Issuer shall deliver to the Indenture Trustee and the Owner Trustee an Officer's Certificate (as defined in the Indenture) to the effect that the Issuer reasonably believes that such amendment shall not have an Adverse Effect (as defined in the Indenture) and is not reasonably expected to have an Adverse Effect at any time in the future.

             (b) This Agreement may also be amended from time to time, by a written instrument executed by the Owner Trustee and the Transferor, with prior written notice to each Rating Agency, with the consent of the Indenture Trustee and not less than 66(2)/3% in Outstanding Dollar Principal Amount of the Outstanding Notes affected by such amendment and upon issuance of a Tax Opinion; provided, however, that, without the consent of the Holders of all of the Notes then outstanding, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments in respect of the Receivables or distributions that are required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Amount (as defined in the Indenture) of the Notes, the Holders of which are required to consent to any such amendment.

             (c) Notwithstanding Sections 9.01(a) and 9.01(b) above, the permitted activities of the Issuer set forth in Section 2.03 may not be significantly amended without the consent of Noteholders, other than the Seller and its Affiliates as Noteholders, evidencing not less than a majority of the Outstanding Dollar Principal Amount of the Notes held by parties exclusive of the Transferor and its Affiliates.

             (d) Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each Rating Agency.

             (e) It shall not be necessary for the consent of the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

             (f) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

             (g) The Owner Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate of the Issuer to the effect that the conditions to such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

                                    ARTICLE X

                              BENEFICIAL INTERESTS

     Section 10.01 INITIAL OWNERSHIP. Transferor, as the holder of the Transferor Interest (i) shall initially be the only beneficial owner of the Trust and (ii) shall be bound by the provisions of this Trust Agreement.

     Section 10.02 TRANSFEROR INTEREST. The Transferor Interest shall represent an undivided beneficial interest in the Trust Estate subject to the lien of the Notes created pursuant to the Indenture, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in the Indenture and any Indenture Supplement to be paid to the holder of the Transferor Interest.

     Section 10.03 FORM OF TRANSFEROR INTEREST. The Transferor Interest initially shall be an uncertificated interest in the Trust.

     Section 10.04 RESTRICTIONS ON TRANSFER; ISSUANCE OF SUPPLEMENTAL INTERESTS. (a) Transferor may from time to time transfer a portion of the Transferor Interest by causing the issuance of one or more additional interests (each a "Supplemental Interest"), which shall be in uncertificated form. The form and terms of any Supplemental Interest shall be defined in a supplement to this Agreement (which supplement shall be subject to Section 10.9 to the extent that it amends any of the terms of this Agreement) to be delivered to or upon the order of Transferor (or the holder of a Supplemental Interest, in the case of the transfer or exchange thereof, as provided below). The issuance of any such Supplemental Interest to any Person shall be subject to satisfaction of the following conditions:

                    (i) the Rating Agency Condition shall have been satisfied with respect to such action; and

                    (ii) Transferor shall have delivered to Owner Trustee, Indenture Trustee and each Rating Agency a Tax Opinion, dated the date of such action (or transfer, exchange or other disposition provided below), with respect to such action and an Opinion of Counsel to the effect that such action, assignment, participation, pledge or other disposition does not require registration of the interest under the Securities Act or any state securities law except for any such registration that has been duly completed and become effective.

     A Supplemental Interest may be transferred or exchanged, and the Transferor Interest may be pledged, only upon satisfaction of the conditions set forth in clause (ii). No Supplemental Interest (nor any interest therein) may be transferred to an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, a "plan" as defined in Section 4975 of the Code, or an entity deemed to hold the plan assets of any of the foregoing by reason of investment by an employee benefit plan or plan in such entity (including, without limitation, insurance company general accounts).

             (b) Subject to clause (c) below, the Transferor Interest may be transferred in its entirety to a Person which is a member of the "affiliated group" as defined in Section 1504(a) of the Code of which Transferor is a member without the consent or approval of the Noteholders, provided that (i) the Rating Agency Condition shall have been satisfied with respect to such transfer, (ii) Transferor shall have delivered to Owner Trustee, Indenture Trustee and each Rating Agency a Tax Opinion and an Opinion of Counsel of the type described in
Section 3.4(a)(ii), dated the date of such transfer, with respect thereto and
(iii) Transferor shall have delivered to Indenture Trustee an Officer's Certificate stating that Transferor Amount shall not be less than the Trust Available Subordinate Amount. In connection with any such transfer, the Person to whom the Transferor Interest is transferred shall, by its acquisition and holding of an interest in the Transferor Interest, assume all of the rights and obligations of Transferor as described in this Agreement, each Transaction Document and in any supplement or amendment thereto (including the right under this paragraph (b) with respect to subsequent transfers of an interest in the Transferor Interest).

             (c) No Transferor Interest (nor any interest therein) may be transferred to an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, a "plan" as defined in Section 4975 of the Code, or an entity deemed to hold the plan assets of any of the foregoing by reason of investment by an employee benefit plan or plan in such entity (including, without limitation, insurance company general accounts).

                                   ARTICLE XI

                COMPENSATION OF TRUSTEE BANK AND INDEMNIFICATION

     Section 11.01 TRUSTEE BANK FEES AND EXPENSES. The Transferor shall pay to the Trustee Bank all fees and other charges described in a separate fee agreement dated as of the date hereof between the Trust and the Trustee Bank promptly when due thereunder and reimburse the Trustee Bank for all other reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) incurred by it in connection with its acting as Owner Trustee of the Trust.

     Section 11.02 INDEMNIFICATION. To the fullest extent permitted by law, the Transferor hereby agrees, whether or not any of the transactions contemplated by this Agreement shall be

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consummated, to assume liability for, and hereby indemnifies, protects, saves and keeps harmless the Trustee Bank and its officers, directors, successors, assigns, legal representatives, agents and servants (each an "Indemnified Person"), from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on or incurred by at any time against an Indemnified Person (whether or not also indemnified against by any other person) in any way relating to or arising out of this Agreement or any other related documents or the enforcement of any of the terms of any thereof, the administration of the Trust Estate or the action or inaction of the Owner Trustee, or the Trustee Bank under this Agreement, and the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any property (including any strict liability, any liability without fault and any latent and other defects, whether or not discoverable), except, in any such case, to the extent that any such liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses and disbursements are the result of any of the matters described in the third sentence of Section 6.01; provided, however, that the Transferor shall not be liable for or required to indemnify an Indemnified Person from and against expenses arising or resulting from (i) the Indemnified Party's own willful misconduct, bad faith or negligence, or (ii) the inaccuracy of any representation or warranty contained in Section 6.07 made by the Indemnified Person.

     In case any such action, investigation or proceeding shall be brought involving an Indemnified Person, the Transferor shall assume the defense thereof, including the employment of counsel and the payment of all expenses. The Trustee Bank shall have the right to employ separate counsel in any such action, investigation or proceeding and to participate in the defense thereof and the reasonable counsel fees and expenses of such counsel shall be paid by the Transferor. In the event of any claim, action or proceeding for which indemnity shall be sought pursuant to this Section, the Trustee Bank's choice of legal counsel shall be subject to the approval of the Transferor, which approval shall not be unreasonably withheld.

     The indemnification set forth herein shall survive the termination of this Agreement and the resignation or removal of the Trustee Bank.

                                   ARTICLE XII

                                  MISCELLANEOUS

     Section 12.01 CONVEYANCE BY THE OWNER TRUSTEE IS BINDING. Any sale or other conveyance of any part of the Trust Estate by the Owner Trustee made pursuant to the terms of this Agreement shall bind the Transferor and shall be effective to transfer or convey all beneficial interest of the Owner Trustee and Transferor in and to such part of the Trust Estate, as the case may be. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee or the officers.

     Section 12.02 INSTRUCTIONS; NOTICES. All instructions, notices, requests or other communications ("Deliveries") desired or required to be given under this Agreement shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, postage prepaid, (b) national prepaid overnight delivery service, (c) telecopy or other facsimile transmission (with hard copy following immediately by U.S. mail, postage prepaid) or (d) personal delivery, with receipt acknowledged in writing, to the following addresses:

                    (i)    if to CWRI:
                           [   ]
                           Attention: [____________]
                           Facsimile: (   ) ___-____

                    (ii)   if to the Owner Trustee:
                           The Bank of New York
                           [Address]
                           Attention:
                           Facsimile:

     All Deliveries shall be deemed given when actually received or refused by the party to whom the same is directed (except to the extent sent by certified or registered mail, return receipt requested, postage prepaid, in which event such Deliveries shall be deemed given three days after the date of mailing and except to the extent sent by telecopy or other facsimile transmission, in which event such Deliveries shall be deemed given when answer back is received). Either party may designate a change of address or supplemental address by notice to the other party, given at least 15 days before such change of address is to become effective.

     Section 12.03 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable any provision hereof in any other jurisdiction.

     Section 12.04 LIMITATION OF LIABILITY. (a) Neither the Transferor nor any officer, director, employee, agent, partner, shareholder, trustee or principal of the Transferor, the Trust or any Person owning, directly or indirectly, any legal or beneficial interest in the Transferor, shall have any liability or obligation with respect to the Trust or the performance of this Agreement or any other agreement, document or instrument executed by the Trust, and the creditors of the Trust and all other Persons shall look solely to the Trust Estate for the satisfaction of any claims with respect thereto. The foregoing limitation of liability is subject to Section 12.06 and is in addition to, and not exclusive of, any limitation of liability applicable to the Persons referred to above by operation of law.

             (b) All agreements entered into by the Trust under which the Trust would have any material liability shall contain an exculpatory provision substantially to the following effect:

     Neither any trustee nor any beneficiary of CNH Wholesale Master Note Trust nor any of their respective officers, directors, employers or agents shall have any liability with respect to this agreement, and recourse may be had solely to the assets of CNH Wholesale Master Note Trust with respect thereto.

     Section 12.05 SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 12.06 SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns and the Transferor and their successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Transferor shall bind the successors and assigns of the Transferor.

     Section 12.07 HEADINGS. The headings of the various Sections herein are for convenience of reference only and shall not limit any of the terms or provisions herein.

     Section 12.08 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

     Section 12.09 NO RECOURSE. Each Person holding or owning the Transferor Interest (or any interest therein), by accepting the Transferor Interest (or its interest therein), acknowledges that the Transferor Interest does not represent an interest in or obligation of Servicer, Owner Trustee (as such or in its individual capacity), Indenture Trustee or any Affiliate thereof (other than the Trust), and no recourse may be had against such parties or their assets, or against the assets pledged under the Indenture, except as expressly provided in the Transaction Documents.

                           [Signature Page to Follow]

     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed, by their respective officers hereunto duly authorized all as of the day and year first above written.

                                      THE BANK OF NEW YORK, as Owner Trustee


                                      By:
                                          --------------------------
                                          Name:
                                          Title:

                                      CNH WHOLESALE RECEIVABLES, INC., as
                                      Transferor


                                      By:
                                          --------------------------
                                          Name:
                                          Title:

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                                                                       EXHIBIT A

                             CERTIFICATE OF TRUST OF
                         CNH WHOLESALE MASTER NOTE TRUST

     THIS Certificate of Trust of CNH Wholesale Master Note Trust (the "Trust") has been duly executed and is being filed by

     [_____________________], a Delaware banking corporation, as trustee, to create a statutory trust under the Delaware Statutory Trust Act (12 Del. C., ss. 3801 et seq.).

     1. Name. The name of the statutory trust created hereby is CNH Wholesale Master Note Trust.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are [_____________________], [______________________], Attention: [_____________________].

     3. Effective Date. This Certificate of Trust shall be effective on _______ __, 2003.

     IN WITNESS WHEREOF, the undersigned, has executed this Certificate of Trust in accordance with Section 3811(a) of the Delaware Statutory Trust Act.

                                      The Bank of New York,
                                            not in its individual capacity
                                            but solely as Owner Trustee


                                      By:
                                          --------------------------
                                          Name:
                                          Title: